Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-225427) of Cumulus Media Inc. of our report dated February 21, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting of the Successor, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
February 21, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-225427) of Cumulus Media Inc. of our report dated March 18, 2019 relating to the financial statements and financial statement schedule of the Predecessor, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
March 18, 2019